Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-4 of our report dated April 22, 2021 relating to the financial statements of Altimar Acquisition Corporation (as restated), which is contained in that Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York

April 22, 2021